Exhibit 107

Calculation of Filing Fee Table

S-1
(Form Type)

Stardust Power Inc.
(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	Other	13,024,513	$0.51	$6,642,502	$0.00015310	$1,017.00
Total Offering Amounts					$6,642,502		$1,017.00
Total Fees Previously Paid
Total Fee Offsets
Net Fee Due							$1,017.00

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional common shares as may be issued or issuable because of stock splits, stock dividends stock distributions, and similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $0.51, calculated based on the average of the high and low reported prices of the registrant’s common stock on The Nasdaq Global Market on April 28, 2025, which date is within five business days prior to the filing of this Registration Statement.